TRANSMITTED HEREWITH ARE THE FOLLOWING:



Definitive copies of a letter to shareholders, a notice to shareholders, a proxy statement, and a proxy card.

                         MERIDIAN INDUSTRIAL TRUST, INC.


                            Notice of Annual Meeting,
                         Proxy Statement, and Proxy Card

                                       for

                         Annual Meeting of Stockholders
                                  June 10, 1996

                         MERIDIAN INDUSTRIAL TRUST, INC.


May 17, 1996


Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Meridian Industrial Trust, Inc. (the "Company") to be held on June 10, 1996 at 8:00 a.m., local time, at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the meeting, and a form of proxy for use in voting at the meeting.

      At the annual meeting, you will be asked (i) to elect eight directors of the Company, (ii) to ratify the selection of Arthur Andersen LLP as the independent auditors for the Company for 1996, and (iii) to act upon such other business as may properly come before the meeting or any adjournment thereof.

      We hope that you will be able to attend the annual meeting, and we urge you to read the proxy statement before you decide to vote. Even if you do not plan to attend, please complete, date, sign, and promptly return the enclosed proxy. It is important that your shares be represented at the meeting.

Very truly yours,



Allen J. Anderson
- -----------------
Allen J. Anderson
Chairman and Chief Executive Officer


- ------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
- ------------------------------------------------------------------------------
 YOU ARE URGED TO COMPLETE, DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE
   ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU
 ATTEND THE MEETING AND WISH TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON, AND YOUR PROXY WILL BE WITHDRAWN.
- ------------------------------------------------------------------------------

                         MERIDIAN INDUSTRIAL TRUST, INC.

                   NOTICE TO STOCKHOLDERS OF ANNUAL MEETING
                           TO BE HELD ON JUNE 10, 1996


      Please Take Notice that the 1996 annual meeting of stockholders (the "Annual Meeting") of Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), will be held on June 10, 1996 at 8:00 a.m., local time, at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California to consider and vote on the following matters:

      1. Election of eight directors of the Company (the "Directors") to serve until the next annual meeting of the Company's stockholders and until their respective successors are duly elected and qualify;
      2. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1996; and
      3. Such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

      These matters are fully discussed in the attached proxy statement. The Company's 1995 Annual Report accompanies this notice and the proxy statement.

      Only stockholders of record at the close of business on May 10, 1996, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Whether or not you plan to attend, please complete, date, sign, and return the enclosed proxy card.

      You may revoke your proxy at any time before the shares to which it relates are voted by filing with the Company a written revocation or a later-dated proxy. If you are present at the Annual Meeting and vote in person, your proxy will not be used.

      We look forward to seeing you at the Annual Meeting.

By Order Of The Directors,



Robert A. Dobbin
- ---------------------------
Robert A. Dobbin, Secretary

San Francisco, California
May 17, 1996
(approximate mailing date of proxy material)

- ------------------------------------------------------------------------------
 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID
                                    ENVELOPE.
- ------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

                                                                            Page

INFORMATION CONCERNING SOLICITATION AND VOTING...............................1
      General................................................................1
      Voting Rights and Outstanding Shares...................................1
      Revocability of Proxies................................................2

GENERAL COMPANY INFORMATION..................................................2
      Management.............................................................2
      Board Committees.......................................................3
      Board and Committee Meetings...........................................4
      Executive Officers.....................................................4
      Compensation of Directors and Executive Officers.......................6
      The Stock Plan.........................................................9
      Severance Agreements with the Trusts' Executives......................14
      Principal Stockholders and Stockholdings of Directors and Management..15

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........................16
      The USAA Option and Warrant...........................................16
      The Hunt Consulting Agreement.........................................17

PROPOSAL ONE - NOMINATION AND ELECTION OF DIRECTORS.........................18
      General...............................................................18
      Nominees..............................................................19

PROPOSAL TWO - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT...21

STOCKHOLDER PROPOSALS AND NOMINATIONS.......................................21

MISCELLANEOUS...............................................................22

1995 ANNUAL REPORT..........................................................23

OTHER BUSINESS..............................................................23

                         MERIDIAN INDUSTRIAL TRUST, INC.
                                 PROXY STATEMENT


                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy card (the "Proxy") is being solicited from the stockholders of Meridian Industrial Trust, Inc., a Maryland corporation (the "Company"), on behalf of the Company's board of directors (the "Board") for use at the annual meeting of the Company's stockholders to be held at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California at 8:00 a.m., local time, on June 10, 1996, and at any postponements or adjournments thereof (the "Annual Meeting") for the purposes set forth herein. The Company's principal executive offices are located at 455 Market Street, 17th Floor, San Francisco, California 94105.

      The Company is mailing this Proxy Statement, the accompanying Notice to Stockholders of Annual Meeting, and the Proxy on or about May 17, 1996, to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only stockholders of record at the close of business on May 10, 1996 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote 9,688,681 shares of the Company's common stock, par value $.001 per share ("Common Stock"), and 2,272,727 shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share ("Series B Preferred Stock") (collectively, the "Shares").

      The presence at the Annual Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Each outstanding Share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

      If there are insufficient Shares present to constitute a quorum or insufficient affirmative votes to approve any matter presented for approval, the Annual Meeting may be postponed or adjourned one or more times to permit further solicitation of proxies. For each matter presented for approval, each stockholder is entitled to one vote for each Share held.

      Shares represented by properly executed and returned Proxies, unless revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. If a properly executed and returned Proxy contains no instructions, it will be voted: (i) for the election to the Board of the persons specified on the Proxy; (ii) for ratification of the selection of Arthur Andersen LLP; and (iii) in the discretion of the proxy holders as to any other matter that properly may come before the Annual Meeting. The Directors do not know of any matter, other than the proposals described in this Proxy Statement, that will be presented for consideration at the Annual Meeting.

REVOCABILITY OF PROXIES

      Any stockholder giving a Proxy pursuant to this solicitation has the power to revoke that Proxy at any time before the Shares to which it relates are voted either (i) by filing with the Company, at the Company's principal executive offices, written notice of revocation or a duly executed Proxy bearing a later date, or (ii) by attending the Annual Meeting, withdrawing the Proxy, and voting in person.


                           GENERAL COMPANY INFORMATION

MANAGEMENT

      The business and affairs of the Company are managed under the direction of the Board, which currently consists of the nine individuals listed below. All the directors other than Mr. Anderson are Independent Directors (i.e., are not officers, full-time employees, or members of the immediate family of officers or full-time employees).

      The Company's directors (the "Directors") and executive officers and their respective positions are as follows:

                NAME                                   POSITION
                ----                                   --------
Allen J. Anderson...................   Chairman of the Board, Chief Executive
                                       Officer, and Director
C.E. Cornutt........................   Director
T. Patrick Duncan...................   Director
Peter O. Hanson.....................   Director
John S. Moody.......................   Director
Robert E. Morgan....................   Director
James M. Pollak.....................   Director
Kenneth N. Stensby..................   Director
Lee W. Wilson.......................   Director

Officers
Allen J. Anderson...................   Chief Executive Officer
Milton K. Reeder....................   President and Chief Financial Officer
Dennis D. Higgs.....................   Senior Vice President
Peter B. Harmon.....................   Vice President, Asset Management
Celeste K. Woo......................   Vice President, Asset Management
Jaime Suarez........................   Treasurer and Controller
Timothy B. Keith ...................   Vice President, Portfolio Management
Robert A. Dobbin ...................   General Counsel and Secretary



BOARD COMMITTEES

      As is discussed below, the Board has four standing committees: an Investment Committee, an Audit Committee, a Compensation Committee, and a Board Affairs Committee.

      Investment Committee. The Investment Committee is responsible for reviewing, evaluating, and making recommendations to the full Board with respect to: (i) growth strategies, (ii) proposed transactions involving an acquisition or disposition by the Company of any material asset or material groups of assets, a financing or refinancing of any such assets, an unsecured financing, or the issuance of equity or debt securities, (iii) the financial implications of matters involving financial policies, plans, and procedures, and (iv) the financial implications of other proposed Company actions. In addition, this committee has authority to approve any capital transaction involving up to $25 million that is consistent with the Company's business plan and any other criteria established by the Board. The members of the Investment Committee are Messrs. Anderson, Duncan, Hanson, and Stensby.

      Audit Committee. The Audit Committee makes recommendations concerning the annual appointment of independent public accountants for the Company and reviews the arrangements for and the scope of the audit conducted by those accountants. The Audit Committee (i) reviews the Company's accounting functions and operations, (ii) considers the adequacy and effectiveness of the system of accounting controls, including a review of any proposed corrective actions,
(iii) reviews and monitors the Company's policies regarding business ethics and conflicts of interest, (iv) discusses with management and the independent accountants the Company's draft annual financial statements and key accounting and reporting matters, (v) reviews the insurance program of the Company and makes recommendations to the Board of insurance policies, and (vi) reviews the activities and recommendation of the Company's audit staff. The Audit Committee is composed entirely of independent Directors. The independent accountants and internal auditors have unrestricted access to the Audit Committee. The members of the Audit Committee are Messrs. Cornutt, Morgan, and Wilson.

      Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board regarding the Company's employee and management compensation and any benefit policies, including salaries and incentive, stock, and retirement plans. This committee also reviews and approves the amount and form of the compensation and benefits of the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee administers the Stock Plan. The members of the Compensation Committee are Messrs. Moody, Morgan, and Stensby.

      Board  Affairs  Committee.   The  Board  Affairs  Committee  serves  as  a
nominating committee for the full Board and also reviews and makes recommendations to the Board regarding the composition of board committees. This committee also makes recommendations to the full Board on organization and succession and is responsible for evaluating the effectiveness of the Board, its committees, and individual board members. This committee will propose to the full Board a slate of directors for election at the Company's annual stockholders meeting and will identify and propose to the full Board candidates to fill any Board vacancies. This committee also assesses and makes recommendations to the Board with respect to corporate governance matters. The members of the Board Affairs Committee are Messrs. Cornutt, Pollak, and Duncan.

BOARD AND COMMITTEE MEETINGS

      The Board held five meetings in 1995. Each Director except Mr. Stensby attended at least 75% of the aggregate of (i) the 1995 Board meetings held during the period he was a Director and (ii) the 1995 meetings held by all Board committees on which he served during the period he served on those committees.

EXECUTIVE OFFICERS

      The business experience of each of the Company's executive officers is set forth below.

      Allen J. Anderson, age 44, has served as the Chairman of the Board and Chief Executive Officer of the Company since its formation in May 1995. From February 1994 until July 1995, Mr. Anderson served as Executive Vice President of Hunt Realty Corporation, a private real estate investment corporation. Before joining Hunt Realty Corporation, Mr. Anderson was a partner and National Director of Institutional Investment Services for Arthur Andersen Real Estate Services Group from August 1992 until February 1994. In 1987, Mr. Anderson founded and served as President of Anderson Capital Advisors, a firm which represented investors in real estate transactions of all types. Prior to founding Anderson Capital Advisors, Mr. Anderson was President and Chief Executive Officer of Mercantile Realty Services, a subsidiary of a Texas bank holding company that was responsible for real estate held by the bank in a fiduciary capacity. Mr. Anderson graduated from the University of Wisconsin in 1973 with a B.A. degree in Real Estate Finance.

      Milton K. Reeder, age 39, has served as the President of the Company since its formation in May 1995 and was appointed Chief Financial Officer in March 1996. From early 1991 to February 23, 1996, Mr. Reeder served as President and Chief Executive Officer of each of Meridian Point Realty Trust IV Co., Meridian Point Realty Trust VI Co., and Meridian Point Realty Trust VII Co. (collectively, the "Merged Trusts") and Meridian Point Realty Trust A83 ("Trust '83" and, collectively with the Merged Trusts, the "Predecessor Trusts"). Since early 1991, Mr. Reeder has served as President and Chief Executive Officer of Sierra Capital Realty Trust '84 Co. ("Trust 84"). From early 1991 through December 7, 1995, Mr. Reeder served as President and Chief Executive Officer of Meridian Point Realty Trust VIII Co. ("Trust VIII") (together with Trust '84 and the Predecessor Trusts, the "Six REITs"). He has also served as the Chief Financial Officer and Treasurer of the Six REITs from 1984 to 1991, Acting Chief Financial Officer of the Six REITs from July 1994 to January 1995, and Executive Vice President of the Six REITs from 1989 until 1991. From 1991 to 1993, Mr. Reeder was a director of Meridian Point Properties, Inc. ("MPP"), an employee leasing company that allowed the Six REITs to effectively share employee costs. From 1981 to 1991, he held various offices with Sierra Capital Companies and its affiliates, the former managers of the Six REITs. Mr. Reeder was with the accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche) as a tax specialist from 1979 to 1981. He is a certified public accountant. Mr. Reeder is a member of the Financial Executives Institute, the Urban Land Institute and the National Association of Real Estate Investment Trusts. He graduated from the School of Business Administration at the University of Michigan in 1979 with a Bachelor of Business Administration degree.

      Dennis D. Higgs, age 40, has served as Senior Vice President of the Company since its formation in May 1995. Since 1991, Mr. Higgs has served as Senior Vice President of MPP. Mr. Higgs' responsibilities include the management of all real estate activities of the Company including acquisitions, dispositions, leasing, and asset and property management. From 1986 to 1991, Mr. Higgs held various offices with Sierra Capital Companies and its affiliates, the former managers of the Six REITs. From 1983 to 1986 Mr. Higgs served as a developer with Ratkovich, Bowers & Perez in Los Angeles, California, a firm specializing in commercial, mixed use development projects. He has been active in real estate asset management, acquisition, development, and disposition for the past 18 years. Mr. Higgs is a member of the Urban Land Institute and NAIOP (the National Association of Industrial and Office Parks), and is a licensed real estate broker. He graduated from the University of Oregon in 1978 with a B.A. degree in Business Administration.

      Peter B. Harmon, age 36, has served as Vice President, Asset Management of the Company since February 1996. Mr. Harmon's responsibilities include, for approximately one-half of the Company's portfolio, the daily oversight of property management duties performed by the Company's regional operators, leasing, supervision of national management programs, risk management and tenant relations. Mr. Harmon has been active in commercial real estate for over 13 years, approximately three years with Kemper Real Estate Management Company (July 1992 - January 1996) and ten years with Jaymont Properties (June 1982 - June 1992). Mr. Harmon attended the University of North Dakota, is a CPM candidate, and is a member of NAIOP and IREM.

      Celeste K. Woo, age 39, has served as Vice President, Asset Management of the Company since its formation in May 1995. Ms. Woo's responsibilities include, for approximately one-half of the Company's portfolio, the daily oversight of property management duties performed by the Company's regional operators, leasing, supervision of national management programs, risk management and tenant relations. From 1991 until February 23, 1995, Ms. Woo served as Assistant Vice President of MPP. From 1984 to 1991, Ms. Woo was Assistant Vice President with Sierra Capital Companies, the former manager of the Six REITs. Ms. Woo has been involved with commercial real estate for 12 years, is a CPM candidate, and is a member of IREM. Ms. Woo graduated from the California College of Arts with a Bachelor of Fine Arts degree in Environmental Design in 1976.

      Timothy B. Keith, age 31, has been employed by the Company since February 23, 1996, and has served as Vice President, Portfolio Management since April 2, 1996. From July 1994 until February 1996, Mr. Keith served as Investment Manager of Hunt Realty Corporation, a private real estate investment corporation. Before joining Hunt Realty Corporation, Mr. Keith was a Real Estate Consultant with the Arthur Andersen Real Estate Services Group and the Real Estate Valuation Services Group from 1989 to 1994 in both the Dallas and New York City offices. From 1988 to 1989, Mr. Keith served a Director of Marketing Research for Iliff, Thorn, & Co., a regional real estate brokerage company headquartered in Phoenix, Arizona. Mr. Keith was an associate with Estes Development Co., Commercial Division, a community shopping center developer active in several of the mountain states from 1987 to 1988. Mr. Keith graduated from Westmont College in 1987 with a B.A. degree in Economics and Business.

      Jaime Suarez, age 38, has served as the Controller and Treasurer of the Company since its formation in May 1995. From August 1994 until February 23, 1995, he served as Finance Manager of MPP. Mr. Suarez was a consultant to MPP, Pacific Gas and Electric and Pacific Telesis Group from 1991 through July 1994. Prior to that time, Mr. Suarez was Controller of PacTel Properties, a subsidiary of Pacific Telesis Group, from January 1984 to August 1991. He served as a Financial Analyst with Crocker National Bank from 1982 to 1983 and was with the public accounting firm of Ernst & Whinney (now Ernst & Young) as an advanced staff accountant from 1980 to 1981. He is a certified public accountant. Mr. Suarez graduated from the University of San Francisco in 1979 with a B.S. degree and 1991 with a Masters in Business Administration.

      Robert A. Dobbin, age 49, has served as General Counsel and Secretary of the Company since May 1995. From 1984 until February 23, 1996, he served as Secretary of the Six REITs. From 1991 until February 23, 1996 he served as Vice President of the Six REITs and as Vice President and Secretary of MPP. From 1984 to 1991, he held various positions with Sierra Capital Companies and its affiliates, the former managers of the Six REITs. Mr. Dobbin is an attorney and prior to 1984 was engaged in the practice of law in both the private and public sectors. He served as an officer in the U.S. Marine Corps from 1968 to 1972 and graduated from Dartmouth College in 1967 with a B.A. degree, from Willamette University in 1975 with a J.D. degree and from Georgetown University in 1978 with a L.L.M. degree in taxation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      Directors' Compensation. Each Independent Director receives an annual retainer of $18,000, a $1,000 fee for each Board meeting attended, a $500 fee for each committee meeting attended ($1,000 if the committee meeting is not held in conjunction with a Board meeting), and reimbursement of expenses incurred in attending such meetings. As explained under "The Stock Plan" below, Independent Directors are entitled to elect to receive all or any portion of their annual retainer in shares of the Company's Common Stock. In the alternative, they may choose to receive their annual retainer exclusively in cash. Mr. Anderson, who is both a director and an officer of the Company, will not receive any director fees. Each Independent Director also receives an initial one-time grant of a non-statutory option to purchase 5,000 shares of Common Stock and periodic grants of additional non-statutory options thereafter. See "The Stock Plan."

      Executive Officers' Compensation. In addition to their base salaries, the Company's executive officers are eligible to receive an annual cash bonus. For Messrs. Anderson, Reeder, Higgs, and Dobbin, up to 30% of the potential bonus may be paid at the discretion of the Board, and up to 70% may be paid depending upon whether certain performance standards established for that individual are met. For Messrs. Anderson and Reeder, the performance standards consist of two equally-weighted bases: (i) total return to stockholders as measured against an industry index; and (ii) actual results as compared to budgeted Funds from Operations. For Messrs. Higgs and Dobbin, the performance standard is based in part on those two equally-weighted bases (a total of 45% for Mr. Higgs and 60% for Mr. Dobbin) with the balance based on acquisition production goals (25% for Mr. Higgs and 10% for Mr. Dobbin). Up to 50% of Mr. Harmon's bonus may be paid at the discretion of the Board, and up to 50% may be paid depending upon whether corporate performance standards are met. Each year, the Board will review the performance standards and the allocation between discretionary and objective awards. The maximum bonuses payable to the Company's executive officers as a percentage of their base salaries for 1996 are 81% for Mr. Anderson, 100% for Mr. Higgs, 50% for Mr. Reeder, 40% for Mr. Dobbin, and 25% for Mr. Harmon.

      The Company has adopted and the stockholders of the Company have approved an Employee and Director Incentive Stock Plan (the "Stock Plan"). In February 1996, the Company made initial grants of incentive stock options and non-statutory stock options to its executive officers under the Stock Plan. The exercise price per share for the initial grants was $15.125 (i.e., the closing price on the first trading day on which Common Stock was quoted). All the options will have a ten-year term unless they terminate earlier in accordance with the provisions of the Stock Plan. Some of the options vest in increments over a five-year period beginning with the grant date. These options will become fully-vested in the event of a termination of employment without "cause" by the Company or for "good reason" by the executive (in each case as defined in the stock option agreement), or in the event of the death or disability of the executive. The balance of the options will vest only if the Company meets a long-term performance goal based on the level of return to its stockholders. That goal could first be met after three years. However, if the officer is still with the Company after five years, these options will vest even if the Company has not met the performance goal.

      The following table summarizes information regarding compensation expected to be paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal year 1996.


                                1996 COMPENSATION

                               ANNUAL COMPENSATION
                                                             Initial Stock
            Name and Position      Salary       Bonus Range  Option Grants(1)
            -----------------      -------      -----------  ----------------

       Allen J. Anderson.........  $250,000(2)  $0-$250,000      280,000
         Chairman and Chief
         Executive Officer
       Milton K. Reeder..........   190,000      0-95,000        148,000
         President and Chief
         Financial
         Officer
       Dennis D. Higgs...........   135,000      0-135,000        99,000
         Senior Vice President
       Robert A. Dobbin..........   125,000      0-50,000         51,000
         General Counsel and
         Secretary
       Peter B. Harmon...........   92,000       0-22,500          7,500
         Vice President, Asset
         Management

       -------------------------

      (1) Options to purchase a total of 593,000 shares of Common Stock have been granted as of February 26, 1996 to all directors, and officers of the Company as a group. The stock options vest as described above. The option grants listed in this column represent all grants to executive officers under the Stock Plan through March 1, 1996.

      (2) Mr. Anderson also receives an annual housing allowance of $60,000 to offset the increased cost of housing associated with his move to the San Francisco, California area. These payments are to continue for as long as the Company remains domiciled in that area.


      Effective June 1, 1995, the Company and Hunt Realty Corporation ("HRC") entered into a consulting agreement under which the Company agreed to reimburse HRC for the services of Mr. Anderson and two other employees through the effective date of the Merger. See "Certain Relationships and Related Party Transactions - The Hunt Consulting Agreement."

      Officer Stock Purchases. The Company's executive officers and one employee were given an opportunity to purchase shares of Common Stock for $12 per share in February and March 1996. Pursuant to this arrangement, those officers and that employee purchased a total of 191,400 shares. One officer paid cash for his shares, and the other officers and the employee paid $2 of the per share purchase price with promissory notes (which have since been paid in full) and obtained bank financing to finance the $10 per share balance. The bank financing arrangements provide in the event of a default under an officer's promissory note to the lender, including a payment default, the death of an officer, a merger of the Company in which the Company is not the surviving entity, and certain other events, including the termination of the officer's employment by the Company or the failure of the Common Stock to be listed on the NYSE, the lender may require the Company to repurchase the officer's or employee's note, together with any interest accrued thereon, pursuant to a note purchase agreement between the Company and the lender. In connection with this repurchase obligation, the Company has deposited $1.9 million in an account with the lender and granted the lender a security interest in that account. If an officer's or employee's note is purchased by the Company, pursuant to a stock purchase agreement entered into between the Company and these individuals, each officer and the employee has agreed to sell to the Company, and the Company has agreed to purchase, those shares at a price of $10 per share to satisfy such individual's obligations under the note. The shares referred to in this paragraph were not purchased under the Stock Plan and thus were not charged against the shares reserved for issuance under that plan. See "The Stock Plan."

THE STOCK PLAN

      The Board adopted the Employee and Director Incentive Stock Plan (the "Stock Plan") in May 1995 and amended it in November 1995 and January 1996. The Company's stockholders approved the Stock Plan in May 1995 and approved amendments in November 1995 and January 1996. The purpose of the Stock Plan is to enable the Company to attract, retain, and motivate key employees, directors, and, on occasion, consultants and advisors by providing them with equity participation in the Company. Accordingly, the Stock Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock, unrestricted stock for non-employee directors, and stock appreciation rights to employees, directors, and certain consultants and advisors of the Company and present and future subsidiaries of the Company. As of May 1, 1996, the Company and its subsidiaries had twenty-six employees and eight non-employee directors. The Stock Plan will terminate in May 2005 unless sooner terminated by the Board.

      Administration of the Plan. The Stock Plan is administered by the Board or a committee appointed by the board (the "Committee"). The Committee necessarily administers the Stock Plan with respect to eligible persons who are subject to
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") (the so-called "short swing profit" rule). The Committee must consist of not less than two members of the Board (all of whom must be "disinterested persons" as defined in Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). The Board may administer the Stock Plan with respect to all other eligible persons or may delegate those duties to the Committee. References below to the "Administrator" are to the body that administers the plan (that is, the Board, the Committee or a combination of the two). The Board has delegated the administration of the Stock Plan to its Compensation Committee, which is composed of non-employee directors.

      Securities Subject to the Plan. A maximum of 1,000,000 shares of Common Stock (subject to adjustment under certain circumstances) may be issued under the Stock Plan. The Company made initial grants of 593,000 stock options to its executive officers and one employee in February 1996.

      Employee  Options.  The Company may grant  incentive  stock options (under
Section 422 of the Internal Revenue Code (the "Code") and non-statutory stock options under the Stock Plan. The option exercise price of both incentive stock options and non-statutory stock options may not be less than the fair market value of the shares of stock covered by the option on the date the option is granted. Options will not be transferable other than by will or the laws of descent and distribution or under qualified domestic relations orders, and they may be exercisable during the optionee's lifetime only by the optionee or his or her guardian, legal representative, or similar party.

      The Administrator selects the employees (and any consultants or advisors) to whom options will be granted, the number of shares subject to each option, and the other terms and conditions of options, but in all cases consistent with the Stock Plan. Each option is evidenced by an Option Agreement. The Option Agreement specifies whether the option is intended to be an incentive stock option or non-statutory stock option. The Administrator may provide that options will be exercisable from time to time, in installments or otherwise, during such periods (up to 10 years from the date of the grant) as the Administrator may determine in its discretion. The exercise price of options will be payable in cash or, if the Administrator permits, by issuance of a full recourse promissory note by the optionee or the surrender of shares of common stock owned by the optionee.

      Director Options and Stock. On March 24, 1996, the Company granted each of its directors who is not an employee of the Company (at present, all directors except Mr. Anderson) a non-statutory stock option to purchase 5,000 shares of Common Stock. In addition, beginning June 30, 1996, the Company will automatically grant to each Independent Director on a quarterly basis a non-statutory option to purchase 1,667 shares of Common Stock. The exercise price of these options will be the fair market value of the shares of Common Stock covered by the options on the date of grant. Each of these director options will be fully exercisable beginning six months after the date of grant and generally will terminate (unless sooner terminated under the terms of the Stock Plan) ten years after the date of grant. If a director ceases to be a member of the Board for any reason other than death or disability, these options will terminate on the first annual anniversary of the date the director ceases to be a member of the Board. If a director dies or becomes disabled while a member of the Board, these options will terminate on the second annual anniversary of the date the director dies or becomes disabled.

      The Company also intends to pay each Independent Director an annual retainer in an amount set by the Board from time to time. The director's annual retainer for 1996 is $18,000. Under the Stock Plan, each Independent Director is entitled to elect to receive all or a portion of the annual retainer in the form of unrestricted shares of Common Stock. Independent Directors may instead elect to receive their entire annual retainer in cash.

      Restricted Stock. The Administrator may also grant awards of restricted shares of Common Stock to employees (and consultants and advisors). Each restricted stock award will specify the number of shares of Common Stock to be issued to the recipient, the date of issuance, any consideration for those shares, and the restrictions imposed on those shares (including the conditions of release or lapse of such restrictions). Shares of Common Stock subject to a restricted stock award generally may not be sold, assigned, transferred, or pledged until the restrictions have lapsed and the rights to the shares have vested.

      Stock Appreciation Rights. The Administrator may also grant awards of stock appreciation rights to employees (and consultants and advisors). A stock appreciation right entitles the holder to receive from the Company, in cash or (if the Administrator so permits) Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Administrator in the award, multiplied by the number of shares as to which holder of the right is exercising the right. The specified price fixed by the Administrator will not be less than the fair market value of shares of Common Stock at the date of grant of the stock appreciation right.

      Terms and Conditions to Which All Awards Are Subject. If there is a stock dividend, stock split, reverse stock split, or reclassification of Common Stock or outstanding shares of Common Stock are converted into or exchanged for other securities as a result of a merger, consolidation, or sale of substantially all of the Company's assets, appropriate adjustments will be made in: (i) the number and class of shares of stock subject to the Stock Plan, each outstanding award, and the entitlements of non-employee directors; and (ii) the exercise price of each outstanding award. Each such adjustment will be determined by the Administrator in its sole discretion.

      In addition, new awards may be substituted for awards previously granted, or the Company's obligations respecting outstanding awards may be assumed by an employer corporation other than the Company, in connection with any merger, consolidation, or sale of substantial assets in which the Company is involved
(other than a merger, consolidation, or sale in which the Company is the continuing corporation and which does not result in any reclassification of the Company's shares). Further, in the event of such a merger, consolidation, or sale, the Administrator may decide to pay cash to plan participants other than non-employee directors and other persons then subject to Section 16(b) who hold awards that have not been outstanding for at least six months.

      If a participant's employment with the Company is terminated, generally the participant will forfeit any award that has not vested on or before the date of termination. The Administrator will establish the effect of employment termination on vested awards when awards are granted.

      Amendment and Termination. The Board may at any time amend or terminate the Stock Plan, but termination will not affect options or other awards previously granted.

NEW PLAN BENEFITS TABLE

      The following table sets forth, to the extent determinable, the benefits or amounts that would have been granted in fiscal 1995 to the following persons if the Stock Plan had been effective during fiscal 1995: (i) the named executive officers; (ii) the current executive officers as a group; (iii) the current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. The table also sets forth the total number of shares that may be issued pursuant to awards under the Stock Plan to all executive officers, non-employee directors, eligible employees of MIT and its subsidiaries, and certain other persons who are not employees but who from time to time provide substantial advice or other assistance or services to MIT.


                                NEW PLAN BENEFITS
                         MERIDIAN INDUSTRIAL TRUST, INC.
                  EMPLOYEE AND DIRECTOR INCENTIVE STOCK PLAN

                                                          Number of Securities
               Name and Principal Position                  Underlying Awards
               ---------------------------                --------------------
Allen J. Anderson......................................                     0
  Chairman of the Board, Chief Executive Officer
Milton K. Reeder.......................................                  0 (1)
  President and Chief Financial Officer
Dennis D. Higgs........................................                  0 (1)
  Senior Vice President
Robert A. Dobbin.......................................                  0 (1)
  General Counsel and Secretary
Peter B. Harmon........................................                  0 (1)
  Vice President - Asset Manager
Executive Group (8 persons)............................                  0 (1)
Non-Executive Director Group (8 persons)...............                53,344
Non-Executive Officer Employee Group...................                  0 (1)
Total Shares Available for Awards to All Directors,                 1,000,000
Executive Officers and Other Eligible Persons

(1)   Not determinable because all awards to such persons are discretionary.


FEDERAL INCOME TAX CONSEQUENCES

      Participants in the Stock Plan who receive an incentive stock option will not recognize income for federal income tax purposes as a result of the receipt or exercise of the incentive stock option. However, exercise of the incentive stock option will increase the optionee's alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price. MIT and its participating subsidiaries will not be entitled to a deduction with respect to the grant or exercise of an incentive stock option.

      Provided the shares are held as a capital asset, gain recognized on the disposition of the Common Stock acquired by exercise of an incentive stock option ("Incentive Stock") will be treated as long-term capital gain if (i) the Incentive Stock has been held by the optionee more than two years after the date the incentive stock option was granted and more than one year after the date the incentive stock option was exercised (the "Statutory Holding Period") and (ii) certain other requirements of the Code are satisfied by the holder of the Incentive Stock. Gain recognized on disposition of Incentive Stock held by the optionee for less than the Statutory Holding Period (a "Disqualifying Disposition") generally will be compensation income to the optionee to the extent of the excess of the fair market value of the Incentive Stock when received (or, if less, the amount realized on disposition of the Incentive Stock) over the applicable exercise price. However, if upon receipt the Incentive Stock is subject to a substantial risk of forfeiture within the meaning of Section 83(c) of the Code, then special rules apply concerning the date when the fair market value of the Incentive Stock is determined. Any gain recognized in excess of the amount taxed as compensation generally will be characterized as capital gain. If an optionee pays the exercise price of an incentive stock option solely with cash, the optionee's initial tax basis of the Incentive Stock received is equal to the amount of cash paid. An optionee who pays all or a portion of the exercise price of an incentive stock option with shares of Common Stock will be subject to detailed rules as provided in regulations concerning recognition of income or gain and the determination of basis in the shares received. In the event of a Disqualifying Disposition, MIT or a participating subsidiary of MIT will be entitled to a corresponding deduction for federal income tax purposes equal to the amount of compensation income includible by the optionee (provided the optionee's total compensation for that year is otherwise deductible and the applicable withholding requirements are satisfied).

      The grant of a non-statutory stock option should neither result in recognition of taxable income by the optionee nor give rise to a deduction by MIT and its participating subsidiaries. However, an optionee who exercises a non-statutory stock option must generally, as of the exercise date, recognize as compensation the income equal to the excess of (if any) of the then fair market value of the Common Stock received over the exercise price of the option. If the Common Stock received upon exercise of a non-statutory stock option is subject to a substantial risk of forfeiture within the meaning of Section 83(c) of the Code, then, unless the optionee makes an election pursuant to Section 83(b) of the Code to be taxed currently on the excess of the fair market value of the shares over the price paid, the excess would not be includible as compensation income unless and until the substantial risk of forfeiture has lapsed. Any gain or loss on the subsequent sale or exchange of Common Stock received on exercise of a non-statutory stock option will be treated as capital gain or loss, provided the stock is held as a capital asset. If an optionee pays the exercise price of a non-statutory stock option solely with cash, the tax basis of the Common Stock received will equal the sum of the cash paid plus the amount of compensation income includible by the optionee resulting from the exercise. An optionee who pays all or a portion of the exercise price of a non-statutory stock option with shares of Common Stock is subject to detailed rules as provided in regulations concerning recognition of income or gain and the determination of basis in the shares received. The amount of compensation income includible in gross income by an optionee is deductible by MIT during MIT's taxable year in which the income is includible by the optionee (provided the optionee's total compensation for that year is otherwise deductible and the applicable withholding requirements are satisfied).

      A participant generally will not recognize taxable income upon the grant under the Stock Plan of either a stock appreciation right or other performance-based award. Upon the exercise of a stock appreciation right or the payment of other performance-based awards, the participant will recognize ordinary income in an amount equal to the cash and fair market value of other property received, including Common Stock. The value of the shares will be determined (i) on the date received, if the shares are substantially vested as of that date or (ii) the first date on which the shares become substantially vested. Delivery of shares of Common Stock previously owned by the participant to MIT (or its subsidiary) to satisfy any tax withholding obligations of MIT (or its subsidiary) will be a taxable event to the participant with respect to the surrendered shares. MIT and its participating subsidiaries will be entitled to a deduction in the amount and at the time that the participant recognizes ordinary income in connection with the exercise of stock appreciation right or the payment of a performance unit, provided that the participant's compensation is otherwise deductible and MIT withholds the applicable federal income taxes (if required to do so). If the stock appreciation right or other performance-based award is paid, in whole or in part, in shares of Common Stock, the amount recognized by the participant as ordinary income with respect to those shares becomes the participant's basis in the shares of Common Stock for purposes of determining any gain or loss in the subsequent sale of those shares.

      A participant who receives a restricted stock award will recognize ordinary income equal to the fair market value of the restricted Common Stock received at the time the restrictions lapse, unless the participant makes an election under Section 83(b) of the Code to report the fair market value of the restricted Common Stock as ordinary income at the time of receipt. At the time the participant is required to include such ordinary income or gross income, MIT and its participating subsidiaries may deduct a corresponding amount, provided the participant's compensation is reasonable and MIT withholds the applicable federal income taxes (if required to do so). During the period in which a participant holds restricted Common Stock, before the lapse of the restrictions, if dividends are declared but not distributed to the participant until the restrictions lapse, the dividends will be treated for tax purposes by the participant and MIT in the following manner: (i) if the participant makes an election under Section 83(b) of the Code to recognize income at the time of receipt of the restricted Common Stock, the dividends will be taxed as dividend income to the participant when the restrictions lapse and MIT will not be entitled to deduction and will not be required to withhold income tax, and (ii) if no election is made under Section 83(b) by the participant, the dividends will be taxed as compensation to the participant at the time the restrictions lapse and will be deductible by MIT and subject to any required income tax withholding at that time.

      In each case, MIT's ability to deduct amounts with respect to any awards for U.S. federal income tax purposes will be subject to compliance with the conditions or limitations of Section 162(m) of the Code.

SEVERANCE AGREEMENTS WITH THE TRUSTS' EXECUTIVES

      Effective May 31, 1995, the Predecessor Trusts and the Company entered into severance agreements (the "Severance Agreements") with six members of the Trusts' senior management (the "Trust Executives"). Under the Severance Agreements, if a Trust Executive accepted employment with the Company and, by August 23, 1996 (i) the Company terminates such executive's employment (other than for cause) or (ii) the executive terminates employment with the Company (for certain reasons), then, the Trust Executive is entitled to nine months severance benefits (consisting of base salary and benefits) except, in the case of Milton K. Reeder, who would be entitled to severance equal to 18 months base salary and benefits ("Severance Benefits"). In addition, the Severance Agreements provided that if a Trust Executive's employment with the Trusts was terminated without cause (as defined under the Severance Agreements), that executive would be entitled to Severance Benefits. In accordance with the Severance Agreements, the Company is obligated to pay the Merged Trusts' share of severance payments for three Trust Executives whose employment with the Trusts was terminated without cause. The Company's obligations with respect to those three employees is estimated to be $305,000.

PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF DIRECTORS AND MANAGEMENT

      The following table sets forth information as of May 1, 1996, based on the assumptions stated in the footnotes below, regarding the beneficial ownership of shares of the Company's Common Stock by: (i) each person that owns more than 5% of such shares; (ii) each member of the Company's Board of Directors; (iii) each Company executive officer whose salary and bonus for fiscal year 1996 is expected to exceed $100,000; and (iv) all Directors and executive officers as a group.

                                        NUMBER OF SHARES      PERCENT
                   NAME (1)          BENEFICIALLY OWNED (2)   OF CLASS (2)
                   -------           ---------------------    ------------
         Hunt Realty Acquisitions,
          L.P.(3)                                2,014,866    16.84%
         USAA Real Estate Company(4)             1,148,430     9.60%
         Ameritech Pension Trust(5)              1,623,376    13.57%
         OTR(6)                                    649,351     5.43%
         Allen J. Anderson(7)(8)                   100,200       (9)
         Robert A. Dobbin(7)(8)                      1,405       (9)
         C.E. Cornutt(7)                               371       (9)
         T. Patrick Duncan(7)                            0       (9)
         Peter O. Hanson(7)                          3,371       (9)
         Peter B. Harmon(7)                              0       (9)
         Dennis D. Higgs(7)(8)                      45,005       (9)
         Timothy B. Keith(7)(8)                     15,005       (9)
         John S. Moody(7)                            1,371       (9)
         Robert E. Morgan(7)                         1,100       (9)
         James M. Pollak(7)                            810       (9)
         Milton K. Reeder(7)(8)                     20,861       (9)
         Kenneth N. Stensby(7)                         154       (9)
         Lee W. Wilson(7)                            3,480       (9)
         All the directors and
          executive officers as a
          group (16 persons)(7)(8)                 203,138     1.70%

- ---------------------

(1) Unless otherwise indicated in these footnotes, the persons and entities listed in this table have sole voting and investment power over shares attributable to them, subject to community property laws where applicable.

(2) Assumes that the person, entity or group in question has purchased or otherwise acquired all the shares that he or it is entitled to purchase by May 1, 1996 and that no other person or entity purchases or otherwise acquires any shares. For example, the entries for Ameritech and OTR assume that Ameritech and OTR convert all their shares of Series B Preferred Stock into shares of Common Stock on a one-share-for-one-share basis (the initial conversion rate).

(3) The address of Hunt Realty Acquisitions, L.P. is 1445 Ross at Field, Dallas, Texas 75202. Also reporting beneficial ownership of the same shares are Ray L. Hunt, RLH Investments, Inc. and Hunt Acquisitions Partners, Ltd. Their address is the same as that of Hunt.

(4) The address of USAA Real Estate Company is 8000 Robert F. McDermott Freeway, Suite 600, San Antonio, Texas 98230.

(5) The address of Ameritech Pension Trust is 225 West Randolf HQ13A, Chicago, Illinois 60606.

(6) The address of OTR, an Ohio general partnership acting on behalf of and as nominee for The State Teachers Retirement Board of Ohio, is 275 East Broad Street, Columbus, Ohio 43215.

(7) Excludes shares that these directors and officers will ultimately receive or which they may ultimately purchase in the future under options granted under the Stock Plan. See "The Stock Plan."

(8) Includes shares purchased pursuant to the exercise of options to purchase shares of Common Stock at a price of $12 per share (see "Compensation of Directors and Executive Officers - Officer Stock
      Purchases" above).

(9)   Less than 1%.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


THE USAA OPTION AND WARRANT

      On November 21, 1995, the Company entered into an Option Agreement under which USAA Real Estate Company ("USAA") granted the Company an option (the "USAA Option") to purchase a 291,564 square-foot industrial property located in Lakeland, Florida (the "USAA Option Property"). This property is located 26 miles east of the City of Tampa, Florida, and contains two large warehouse buildings (with 105,200 square feet and 112,680 square feet) and one smaller warehouse facility (73,714 square feet) within a 160-acre mixed use business and industrial park. The facility is leased to Continental Plastics Container, Glendale Protective Technologies, and LDI/Prompt Computer Support. In exchange for the USAA Option, the Company agreed to issue a warrant to USAA to purchase shares of Common Stock (the "USAA Warrant"). The USAA Option provides that the purchase price for the USAA Option Property will be determined by dividing (i) the projected net operating income of the USAA Option Property for the 12 months after the Company's acquisition of that property (less a reserve of $.05 per square foot) by (ii) .095. Based on projected 1996 net operating income, that purchase price would be $10,499,084. The USAA Option is exercisable through February 23, 1997.

      The USAA Option also includes a right of first refusal in favor of the Company with respect to five bulk warehouse facilities comprising approximately
1.1 million square feet located in West Chicago, Illinois (the "USAA Chicago Property"). The right of first refusal expires February 24, 1997.

      The purchase price for the USAA Option Property will be payable at USAA's option either in cash or in shares of Common Stock. The number of shares of Common Stock to be issued in payment of the purchase price, if any, will be equal to the purchase price for the USAA Option Property divided by the average of the closing prices for shares of Common Stock during a 20-trading-day period before the closing of the purchase of the USAA Option Property.

      The Company has agreed that, if the Company acquires either the USAA Option Property or Chicago Property under the USAA Option, the Company will enter into a property management and leasing agreement with an affiliate of USAA. The agreement would be on terms that are customary for the Company's management and leasing agreements with third parties and would be terminable without penalty on 30 days' notice.

      On February 23, 1996 the Company issued a warrant to purchase shares of Common Stock to USAA (the "USAA Warrant"). The USAA Warrant was issued as consideration for the grant by USAA to the Company of the USAA Option. Pursuant to the agreement between the Company and USAA, (i) the exercise price for the shares purchasable under the USAA Warrant is a per share amount that is 10% less than the exercise price for the warrants issued to the holders of shares of Trust VI common stock and Trust VII common stock in the merger of the Merged Trusts into the Company (the "Merger Warrants"), and (ii) the number of shares of Common Stock for which the USAA Warrant is exercisable is based on a formula under which the total discount from the exercise price of the Merger Warrants equals $300,000. Because the exercise price of the Merger Warrants is $16.23 per share, the USAA Warrant has an exercise price of $14.60 per share and covers 184,900 shares of Common Stock. The Company has been informed that USAA has transferred the USAA Warrant to a fund managed by Morgan Stanley Asset Management, Inc. for an aggregate purchase price of $300,000.

      The USAA Warrant was issued pursuant to an exemption from the registration requirements of the federal securities laws and, as a result, is subject to significant restrictions on transfer. Other than these restrictions and the discounted exercise price, the USAA Warrant contains substantially the same provisions as the Merger Warrants. The USAA Warrant is exercisable at any time and from time to time, in whole or in part, from May 23, 1997 to February 23, 1999.

THE HUNT CONSULTING AGREEMENT

      Effective June 1, 1995, the Company and Hunt Realty Corporation ("HRC") entered into a Consulting Agreement under which HRC agreed to provide to the Company the services of Mr. Anderson, Mr. Keith, and an administrative assistant during the period June 1, 1995 through the closing of the merger of the Merged Trusts into the Company. The Trusts were also parties to that agreement. Under that agreement, the Company agreed to pay HRC its compensation costs with respect to the services of the three individuals engaged under the agreement, based on the amount of the individuals' time dedicated to the operations of the Company on a monthly basis. The total amount incurred by the Company under this agreement during 1995 was $245,000. The Company and the Merged Trusts also agreed to indemnify HRC, any affiliates of HRC, and the individuals against any losses, claims, damages, or expenses that arose out of or related to the services that were provided under that agreement.


                                  PROPOSAL ONE
                      NOMINATION AND ELECTION OF DIRECTORS

GENERAL

      The Directors are elected annually and serve until the next annual meeting of stockholders and until their successors are elected and qualify. The Company's Bylaws provide that the number of Directors may, subject to the rights of holders of the Series B Preferred Stock, be increased or decreased by a vote of a majority of the entire Board, provided that such number shall be not less than three nor more than fifteen. In connection with Mr. Morgan's decision not to stand for re-election to the Board, the Board by resolution has decreased the number of positions on the Board to eight, effective as of the date of the Annual Meeting. The Board may in the future attempt to locate an additional qualified candidate for the Board. If it locates such a person, pursuant to the Company's Bylaws and subject to the rights of the Series B Preferred Shares, it could by a majority vote of the entire Board increase the number of Board positions by one and elect that person to fill the vacancy generated by the creation of that new position. Any Director so elected would hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

      The Company's Bylaws provide that a majority of the Directors shall be Independent Directors. The Board has nominated the eight individuals named below to serve as members of the Board of Directors of the Company. All those nominees except Mr. Anderson would qualify as Independent Directors.

      The  Bylaws  of  the  Company   provide  a  procedure  for   stockholder
nomination for election of Directors. Please see "Stockholder Proposals and Nominations" below.

      The individuals listed below as nominees currently are Directors whose present terms expire at the Annual Meeting. Each nominee has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote the Proxies received by them for the election of the nominees named below. However, if any nominee becomes unavailable for election for any reason, the Shares represented by those Proxies will be voted for any substitute nominee designated by the Directors. A plurality of all the votes cast at the Annual Meeting by the holders of the Shares present or represented by proxy, assuming a quorum is present, will be sufficient to elect a nominee as a Director. For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED BELOW, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.


NOMINEES

      The following table indicates each nominee's age, current position with the Company, and business experience during the past five years or more:

      Allen J. Anderson. Biographical information for Mr. Anderson is set forth above in "General Company Information - Executive Officers. "

      C.E. Cornutt, age 46, has served as the President of Hunt Realty Corporation and its parent company, Hunt Capital Corporation since 1993. Mr. Cornutt also serves as Chairman of a subsidiary of that corporation, Hunt Refining Company, an independent refining company. From 1983 to 1993, Mr. Cornutt served as the Chief Financial Officer of Hunt Oil Company, an independent oil company based in Dallas, Texas with worldwide operations. From 1973 to 1983, Mr. Cornutt served as Executive Vice President of Woodbine Development Corporation, a private real estate company active in all phases of land development, construction, and management of hotels, office buildings and industrial properties. Mr. Cornutt graduated from Abilene Christian University in 1971 with a B.S. degree in Business Administration.

      T. Patrick Duncan, age 47, joined USAA in November 1986 as Controller and, since July 1992, has served as Senior Vice President of its real estate operations. Mr. Duncan's responsibilities include the direction of all acquisitions, sales, management and leasing of real estate for USAA and certain affiliated companies. In addition, he is responsible for investment fund raising and advisory services in real estate. Before joining USAA, Mr. Duncan was an audit manager for the CPA firm of Deloitte & Touche and Controller of the Trammell Crow Company in Dallas, Texas. Mr. Duncan is a certified public accountant and holds a Texas real estate brokers license. He is a member of the Texas and Arizona State Boards of Accounting, the Texas and Arizona State Societies of Certified Public Accountants, the International Council of Shopping Centers, the Urban Land Institute, The National Association of Real Estate Investment Trusts, and the Pension Real Estate Association. Mr. Duncan serves as director of USAA Investment Income I and II, USAA Real Estate Partnership III and IV, and USAA Equities Advisor Inc. Mr. Duncan is also Vice Chairman of the Board of the Daughters of Charity, a community organization that provides health care to the poor. Mr. Duncan graduated from the University of Arizona in 1972 with a B.S.
degree in Accounting and Finance.

      Peter O. Hanson, age 62, has been the President of James E. Hanson, Inc., an industrial real estate development, property management, and realty brokerage firm, since 1966. Since 1984, he has served as President of Property Investors Associates, Inc. (a subsidiary of James E. Hanson, Inc.), which is the general partner of five public real estate partnerships. He has been a director of seven privately-held corporations and general partner of 11 privately-held real estate partnerships. He currently serves as a director of New American Network. Mr. Hanson is a member of the Society of Industrial and Office Realtors and served as its National President in 1985. He is also a member of the New York Metropolitan Real Estate Brokers Association and in 1970 was its President. Mr. Hanson holds a B.A. from Colgate University. Until the merger of the Merged Trusts into the Company on February 23, 1996 (the "Merger"), he served as a director of Trusts VI and VII and of MPP, and was Chairman of Trust VI. He currently serves as a trustee of Trust 83 and a director of Trust VIII.

      John S. Moody, age 47, is a director and the President and Chief Executive Officer of Cornerstone Properties, Inc., a REIT that became self-advised in June 1995. From April 1991 to June 1995, Mr. Moody was President and Chief Executive Officer of Deutsche Bank Realty Advisors, where he was responsible for a $2 billion real estate portfolio. Deutsche Bank Realty Advisors was a wholly-owned subsidiary of Deutsche Bank AG and acted as the real estate advisor to all Deutsche Bank-sponsored real estate in North America. Before joining Deutsche Bank, Mr. Moody was President and Chief Executive Officer of Paine Webber Properties, a real estate syndication, advisory, and asset management company for a $3 billion portfolio of apartments, office buildings, and shopping centers. Mr. Moody is an experienced real estate developer and previously practiced law, specializing in real estate matters. He is a graduate of Stanford University and received his J.D. from the University of Texas School of Law. His professional affiliations include the Association of Foreign Investors in U.S. Real Estate and the Urban Land Institute.

      James M. Pollak, age 63, has been owner of James Pollak Company, an independent real estate investment, development, and advisory firm, since 1985. From 1979 to 1985, he was Chief Executive Officer of Christiana Investment Realty, Inc., a real estate investment banking firm and developer of commercial and industrial properties. Mr. Pollak has spent much of his real estate and finance career living and working in Europe and Latin America. He founded the real estate investment bank of Banco Nacional de Mexico. As a long-time member of the Urban Land Institute, he has served as International Vice Chairman of its Industrial and Office Park Council. He holds a B.A. from Yale University and an M.B.A. from the University of California at Los Angeles. Before the Merger, Mr. Pollak was Chairman of the Board of Trust IV and was a director of Trusts 84 and VII and of MPP. He currently serves as a trustee of Trust 83.

      Kenneth N. Stensby, age 56, was President and Chief Executive Officer of United Properties from 1974 until January 1995. United Properties is one of the largest Minneapolis-based diversified real estate companies. Under Mr. Stensby's leadership, United Properties developed several million square feet of office and industrial buildings and several thousand acres of industrial parks. At the time of his retirement, United Properties managed and leased over 13 million square feet of properties. Before joining United Properties, Mr. Stensby was a Vice President at Northland Mortgage Company, where he represented institutional investors as a mortgage banker from 1967 to 1971. He also served as a mortgage analyst for Connecticut General Life Insurance Company from 1961 to 1967. Mr. Stensby is past President of the National Association of Industrial and Office Parks (NAIOP) and was a director of First Asset Realty Advisors, a pension advisory subsidiary of First Bank of Minneapolis. Mr. Stensby graduated from Carleton College with a B.A. in economics in 1961.

      Lee W. Wilson, age 56, has been the President and owner of L.W. Wilson & Co., Inc., a registered specialist firm on the Pacific Stock Exchange, since 1975 and a specialist on the Pacific Stock Exchange since 1967. In 1977, he served as the Chairman of the Board of Governors of the Pacific Stock Exchange and in 1976 was Chairman of the Board of Directors of Pacific Securities Depository Trust Company. Before the Merger, Mr. Wilson served as a director of Trusts 84, IV, VI and VII and MPP and was Chairman of Trusts 84 and VII.


                                  PROPOSAL TWO
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANT

      The firm of Arthur Andersen LLP has provided independent public accounting services to the Company since the Company's inception in 1995. The Directors have recommended to the stockholders that the stockholders ratify the selection of Arthur Andersen LLP to examine the Company's financial statements for the year ending December 31, 1996. If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountant, or if circumstances arise that make the continuation of Arthur Andersen LLP as the Company's independent public accountant impossible or inappropriate for the year ending December 31, 1996, that selection will be reconsidered by the Company's Audit Committee and Board of Directors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

      The affirmative vote of a majority of all the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for approval of the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted in determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL, AND, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, PROXIES SOLICITED IN CONNECTION WITH THIS PROXY STATEMENT WILL BE SO VOTED.


STOCKHOLDER PROPOSALS AND NOMINATIONS

      The Bylaws of the Company provide a procedure for stockholder proposals and stockholder nominations for election of directors. That procedure provides that any stockholder intending to present a proposal or nomination for election of one or more Directors at the Annual Meeting must deliver a written notice to the Company's Secretary at the Company's principal executive offices not less than 60 days nor more that 90 days before the first anniversary of the preceding year's annual meeting, provided that if the date of the annual meeting in question is advanced more than 30 days or delayed more that 60 days from that anniversary date, that notice must be so delivered not earlier than the 90th day before that meeting and not later than the close of business on the later of (i) the 60th day before that meeting or (ii) the 10th day following the on which public announcement of the day on which public announcement of that meeting's date is first made.

      Any notice from a stockholder to the Company's Secretary described in the preceding paragraph must contain (i) the name and address of that stockholder as they appear on the Company's books (and, if the nomination or proposal in question is made on behalf of a beneficial owner of Shares, the name and address of that beneficial owner as they appear on the Company's books) and (ii) the number of shares of each class of the Company's stock held by that stockholder (and, if appropriate, that beneficial owner). If the stockholder's notice to the Company's Secretary proposes to nominate one or more individual for election or re-election as Director, that notice must also include for each such individual all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the, Securities Exchange Act to 1934 (as amended) (including that individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). If the stockholder's notice to the Secretary proposes to bring other business before the meeting, that notice must include (i) a brief description of that business,
(ii) the reasons for conducting that business at the meeting, and (iii) any material interest in that business that held by stockholder (and by the beneficial owner, if any, on whose behalf the proposal is made). If a stockholder proposal or nomination is not made in accordance with the procedure set forth above, the Chairman of the Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that the proposed business or nomination was not properly brought before the Annual Meeting in accordance with the procedures set forth in the Bylaws and direct that the business not be transacted or that the defective nomination be disregarded.

      Any stockholder desiring management to consider a proposal for inclusion in the Company's proxy statement relating to the annual meeting of stockholders to be held in 1997 must submit the proposal by certified mail, return receipt requested, to the attention of the Company's Secretary at the Company's principal executive office by no later than January 20, 1997.

MISCELLANEOUS

      The proxy statement and the accompanying Proxy are being solicited by the order of the Directors, and all costs related to this solicitation will be borne by the Company. Proxies may be solicited by mail, telephone, or telegram or in person. The Company will request banks, brokerage houses, and other institutions, nominees, or fiduciaries that hold Shares in their names to forward the solicitation materials to the beneficial owners thereof, and the Company will reimburse those persons for their reasonable expenses in so forwarding these materials. Directors, Company officers, and regular Company employees may, without additional compensation, solicit Proxies by telephone or telegram or in person.

      A copy of the Company's 1995 Annual Report on Form 10-K is available without charge to those stockholders who would like more detailed information concerning the Company. If you desire a copy of that document, please write to:
Investor Services, Meridian Industrial Trust, Inc., 455 Market Street, 17th Floor, San Francisco, California 94105.

                               1995 ANNUAL REPORT

      The Company's 1995 Annual Report, including audited financial statements for the period May 18, 1995 to December 31, 1995, is being forwarded to each stockholder of record as of May 10, 1996 together with this Proxy Statement.



                                 OTHER BUSINESS

      At this date, management knows of no other matters proposed to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting for stockholder action, the named proxies will vote the Shares represented by the Proxies in accordance with their best judgment.

By Order Of The Directors,




Robert A. Dobbin
- ---------------------------
Robert A. Dobbin, Secretary
San Francisco, California
May 17, 1996

                     MERIDIAN INDUSTRIAL TRUST, INC.
                                  PROXY
                  THIS PROXY IS SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS OF MERIDIAN INDUSTRIAL TRUST, INC.
FOR THE JUNE 10, 1996, ANNUAL MEETING OF STOCKHOLDERS AND ANY ADJOURNMENT OR
                          POSTPONEMENT THEREOF.
The undersigned hereby (a) acknowledges receipt of the Notice to Stockholders of Annual Meeting related to the annual meeting of the stockholders of Meridian Industrial Trust, Inc., a Maryland corporation ("Meridian"), to be held on June 10, 1996, and the associated Proxy Statement; (b) appoints Allen J. Anderson and Milton K. Reeder, as Proxies, or any of them, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated below, all the shares of Meridian Common Stock or Meridian Series B Preferred Stock held of record by the undersigned at the close of business on May 10, 1996, at the above-referenced annual meeting and at any adjournment or postponement thereof; and (d) revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR all nominees for directors and FOR each other proposal. The Proxies will use their discretion with regard to any matter referred to in item 3.

The Board of Directors recommends a vote FOR the election of the nominees and FOR proposal 2.

1. Election of eight directors.
                                  Nominees for Director:

   ____ FOR  ____ WITHHELD        Allen J. Anderson         John S. Moody
                                  C. E. Cornutt             James M. Pollak
   FOR, Except vote for           T. Patrick Duncan         Kenneth N. Stensby
   the following nominees         Peter O. Hanson           Lee W. Wilson
   is withheld:
   -----------------------

2. A proposal to ratify the selection of Arthur Andersen LLP as Meridian's independent auditors for the fiscal year ending December 31, 1996.

   ____  FOR            ____  AGAINST            ____  ABSTAIN

3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.



                        Please sign and date this proxy and return it as promptly as possible in the envelope provided. Joint owners should each sign. Signature(s) should correspond exactly with the name(s) printed on this proxy. Attorneys, executors, administrators, guardians, and officers signing on behalf of corporations should give full title.

                  ---------------------------------------------------------

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                  SIGNATURE(S)                                   DATE